EXHIBIT 4.1

OHIO VALLEY BANC CORP.
420 Third Avenue
Gallipolis, OH  45631
(740) 446-2631

November 14, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE: Ohio Valley Banc Corp. – Form 10-Q for the nine months ended September 30, 2022

Gentlemen:

Ohio Valley Banc Corp., an Ohio corporation (“Ohio Valley”), is today filing a Quarterly Report on Form 10-Q for the nine months ended September 30, 2022 (the “Form 10-Q”), as executed on November 14, 2022.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Ohio Valley hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-Q.  No such instrument or agreement represents long-term debt exceeding 10% of the total assets of Ohio Valley and its subsidiaries on a consolidated basis.

Very truly yours,

/s/Larry E. Miller, II
Larry E. Miller, II
President and Chief Executive Officer
Ohio Valley Banc Corp.